Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of May 29, 2026 (the “Effective Date”), is entered into between Biomerica, Inc., a Delaware corporation (the “Seller”), and each of the persons listed on Exhibit A hereto (each, a “Buyer” and collectively, the “Buyers”).

WHEREAS, Seller owns 78,750 shares of common stock representing approximately 6% of the issued and outstanding shares (the “Shares”), of Diagnosis S.A., a medical products producer and distributor headquartered in Białystok, Poland (the “Company”); and

WHEREAS, Seller wishes to sell to the Buyers, and each Buyer wishes to purchase from Seller, the Shares, subject to the terms and conditions set forth herein;

WHEREAS, the Buyers agreed to deliver the Purchase Price to the Seller on the Effective Date in exchange for a secured promissory term note, in substantially the same form as Exhibit B hereto (the “Note”), issued by the Seller to the Lead Buyer (as defined in Exhibit A) that is forgivable upon the transfer of the Shares to the Seller;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale. Subject to the terms and conditions set forth herein, at (i) the Effective Date, the Seller shall issue to the Lead Buyer the Note and the Buyer shall deliver the Purchase Price to the Seller and (ii) the Closing (as defined in Section 2), Seller shall sell, transfer and assign to each Buyer, and each Buyer shall purchase from Seller, the number of Shares set forth opposite such Buyer’s name on Exhibit A attached hereto at a price per share of $6.3492. The price per share is rounded for convenience, and the aggregate Purchase Price shall control. The aggregate purchase price for the Shares shall be $500,000 (the “Purchase Price”).

2. Closing. Subject to the terms and conditions contained in this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (the “Closing”) to be held remotely by exchange of documents and signatures (or their electronic counterparts) on the date hereof, or such other date as the Buyers and Seller may mutually agree upon in writing. At the Closing, Seller shall cause the Shares to be transferred to each Buyer and reflected in the shareholder register of Diagnosis S.A., and shall provide evidence of such registration at closing. In addition, Seller shall deliver to each Buyer such other instruments of transfer as may be required under Polish law to evidence the Shares to be purchased by such Buyer, free and clear of all Encumbrances (as defined herein). If shareholder-register evidence is not available at Closing, Seller shall provide such evidence within 15 business days after Closing. If registration is not completed within such period, Seller shall promptly refund the applicable Purchase Price to the affected Buyer. Each Buyer shall be responsible only for the purchase price applicable to the Shares purchased by such Buyer as set forth on Exhibit A, and no Buyer shall be liable for the obligations of any other Buyer.

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3. Closing Conditions.

(a) The obligation of Seller to sell, transfer and assign the Shares to the Buyers hereunder is subject to the satisfaction of the following conditions as of the Closing:

(i) the representations and warranties of the Buyers in Section 5 hereof shall be true and correct on and as of the Closing Date with the same effect as though made at and as of such date;

(ii) the Buyers shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date; and

(iii) the Buyers shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the transactions contemplated herein.

(b) The obligation of the Buyers to purchase the Shares from Seller is subject to the satisfaction of the following conditions as of the Closing:

(i) the representations and warranties of Seller in Section 4 shall be true and correct on and as of the Closing Date with the same effect as though made at and as of such date;

(ii) Seller shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date; and

(iii) Seller shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the transactions contemplated herein.

4. Representations and Warranties of Seller. Seller hereby represents and warrants to the Buyers as follows:

(a) Seller has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. Seller has obtained all necessary corporate approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and (assuming due authorization, execution and delivery by the Buyers) constitutes Seller’s legal, valid and binding obligation, enforceable against Seller in accordance with its terms.

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(b) The Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by Seller, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (“Encumbrances”). Without limiting the generality of the foregoing , and except for transfer procedures, registrations, notifications, shareholder register updates, securities intermediary requirements, or similar requirements under Polish law, the Shares are not subject to any transfer restriction, right of first refusal, right of first offer, co-sale right, drag-along obligation, lock-up, side agreement, proxy, power of attorney, or any consent or approval requirement under the articles of association or any shareholders’ agreement of Diagnosis S.A. (other than any such restriction that has been waived or from which a consent has been obtained prior to Closing). Upon consummation of the transactions contemplated by this Agreement, the Buyers shall own the Shares, free and clear of all Encumbrances.

(c) The execution, delivery and performance by Seller of this Agreement do not conflict with, violate or result in the breach of, or create any Encumbrance on the Shares pursuant to, any agreement, instrument, order, judgment, decree, law or governmental regulation to which Seller is a party or is subject or by which the Shares are bound.

(d) Except for approvals, registrations, filings, transfer procedures, shareholder register updates, or similar requirements required under Polish law or by applicable securities intermediaries, or by applicable securities intermediaries, Seller has obtained all necessary corporate approvals required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Other than the foregoing, no additional governmental, administrative, or third-party consents or approvals are required by or with respect to Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(e) Seller represents that the Shares represent approximately 6% of the issued and outstanding shares of Diagnosis S.A. as of Closing.

(f) Dividends and Distributions. Seller acknowledges that Diagnosis S.A. paid a dividend of approximately $52,000 to Seller during 2026 with respect to the Shares. The parties acknowledge that such dividend was disclosed to Buyers prior to Closing and was taken into consideration by Seller’s Board of Directors in approving the Purchase Price under this Agreement. Buyers shall have no further claim to such dividends or any adjustment to the Purchase Price arising therefrom. From and after the Closing Date, Buyers shall be entitled to all dividends, distributions, and other economic benefits declared, paid, accrued, payable, or otherwise made with respect to the Shares.

5. Representation and Warranties of the Buyers.

(a) Each Buyer that is an entity has all requisite power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby and the execution and delivery by such Buyer of this Agreement, the performance by such Buyer of its obligations hereunder and the consummation by such Buyer of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of such Buyer. This Agreement has been duly executed and delivered by each Buyer and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of each Buyer enforceable against each Buyer in accordance with its terms.

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(b) Each Buyer is acquiring the Shares solely for its, his or her own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Each Buyer acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

(c) No governmental, administrative or other third-party consents or approvals are required by or with respect to each Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(d) There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of each Buyer, threatened against or by each Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(e) No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of each Buyer.

6. Survival. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closing hereunder.

7. Indemnification. Seller shall indemnify each Buyer and hold each Buyer harmless against and in respect of any and all losses, liabilities, damages, obligations, claims, Encumbrances, costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by such Buyer resulting from any breach of any representation, warranty, covenant or agreement made by Seller herein or in any instrument or document delivered to such Buyer pursuant hereto.

8. Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

9. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

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10. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the parties at the addresses set forth in the signature blocks of this Agreement (or to such other address that may be designated by the receiving party from time to time in accordance with this section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section.

11. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

12. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

13. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

14. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

15. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

16. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

BIOMERICA, INC.

By	/s/ Allen Barbieri
Name:	Allen Barbieri
Title:	Vice Chairman
Email:	abarbieri@biomerica.com
Address:	17571 Von Karman Ave. Irvine, CA 92614

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

Izhak Cohen (AKA Zack Irani)

By	/s/ Izhak Cohen
Name:	Izhak Cohen (AKA Zack Irani)
Email:	zirani@biomerica.com
Address:	17571 Von Karman Ave Irvine CA 92614

AVR August LLC

By	/s/ Dennis J. Parad
Name:	Dennis J. Parad
Title:	Manager
Email:	dparad@gmail.com
Address:	1835 E Hallandale Beach Blvd, Suite 115, Hallandale Beach, FL 33009

AVR September LLC

By	/s/ Dennis J. Parad
Name:	Dennis J. Parad
Title:	Manager
Email:	dparad@gmail.com
Address:	1835 E Hallandale Beach Blvd, Suite 115, Hallandale Beach, FL 33009

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Exhibit A

Schedule of Buyers

Buyer	Number of Shares to be Purchased at Closing	Purchase Price of Shares to be Purchased at Closing
Izhak Cohen (AKA Zack Irani) (“Lead Buyer”)	47,250	$300,000
AVR August LLC	15,750	$100,000
AVR September LLC	15,750	$100,000
Total	78,750	$500,000

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Exhibit B

Secured Promissory Term Note

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This Secured Promissory Term Note (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Note”) has not been registered under the Securities Act of 1933, as amended (the “Act”), or any comparable state securities law. Neither this Note nor any portion hereof or interest herein may be sold, assigned, transferred, pledged or otherwise disposed of unless the same is registered under the Act and applicable state securities laws or unless an exemption from such registration is available and Borrower shall have received evidence of such exemption reasonably satisfactory to Borrower.

SECURED PROMISSORY TERM NOTE

$500,000.00

May 29, 2026

FOR VALUE RECEIVED, the undersigned, BIOMERICA, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to Zack Irani (AKA Izhak Cohen) (the “Holder” and together with any subsequent holder hereof, “Holder”), at Holder’s address set forth in Schedule I hereto or such other place as Holder may direct, the principal amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) (the “Original Issuance Amount”), plus (but subject to the limitations set forth in Sections 2.1.2 and 3.2 below) interest on the unpaid principal balance thereof at the interest rate hereinafter set forth, plus any charges, expenses, premiums or fees set forth herein (collectively, the “Obligations”).

This Note is being issued as consideration for the transactions contemplated under that certain Securities Purchase Agreement, (as amended, restated, supplemented, or otherwise modified from time to time, the “Purchase Agreement”), by and among the Borrower and the Holder and his associates, pursuant to which, among other things, the Holder and his associates are acquiring all of Borrower’s rights, title and interest in and to 78,750 shares (the “Shares”), of Diagnosis S.A., a medical products producer and distributor headquartered in Białystok, Poland.

The following is a statement of the rights of Holder under this Note and the terms and conditions to which this Note is subject, to which Borrower, by its execution and delivery of this Note, and Holder, by its acceptance hereof, agree as follows:

Article I. TERMS OF THE LOAN. Subject to the terms and conditions of this Note and in reliance upon the representations and warranties of the Borrower contained herein, the Holder shall be deemed to have made a loan (the “Loan”) to Borrower in an aggregate principal amount equal to the Original Issuance Amount, plus, if applicable, the amount of any Interest (as defined below) accrued thereon. The Loan may be repaid at any time as provided herein. Once repaid, the Loan may not be reborrowed.

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Article II. INTEREST RATE; FEES.

Interest Rate.

Borrower shall pay the Holder interest on the unpaid principal balance of the Loan in accordance with the terms of this Note. Commencing on the date hereof, interest will accrue on the Loan at the Stated Interest Rate (as defined below) and shall be paid by adding such interest to the unpaid principal balance of the Loan (“Interest”); provided, that all accrued and unpaid interest, in addition to the Original Issuance Amount, shall be payable in full in immediately available funds on the date that is twelve (12) months from the date of this Note (the “Maturity Date”).

The interest rate applicable to the Loan equals eight percent (8%) per annum, commencing on the date hereof (the “Stated Interest Rate”).

Calculation Basis. Interest shall be computed based on the actual number of days in a 365-day year.

Adjustment for Impositions on Loan Payments. The Loan and interest thereon shall be payable in lawful money of the United States of America by wire transfer to Holder, or as Holder shall designate from time to time. All payments and reimbursements to Holder made hereunder shall be free and clear of and without deduction for all taxes, levies, imposts, deductions, assessments, charges or withholdings, and all liabilities with respect thereto of any nature whatsoever, excluding Taxes to the extent imposed on Holder’s net income. If Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable under hereunder to Holder, then the sum payable to Holder shall be increased as may be necessary so that, after making all required deductions, Holder receives an amount equal to the sum it would have received had no such deductions been made.

Article III. NOTE PAYMENTS; PREPAYMENT RIGHTS; RIGHT OF SET-OFF.

Payment Dates. The aggregate outstanding principal amount of the Loan together with all accrued and unpaid interest thereon, if applicable, shall be due and payable on the Maturity Date.

Voluntary Prepayments. Borrower may prepay, at any time, all or any part of the Loan without penalty or premium prior to the Maturity Date by paying the aggregate outstanding principal amount of the Loan together with any accrued and unpaid interest.

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Article IV. SECURITY INTEREST.

Pledge of Securities. To secure the Obligations, the Borrower hereby grants to the Holder a continuing lien and security interest in all of the Borrower’s right, title and interest in, to and under the Shares (the “Pledge”).

Exercise of Rights. Upon the occurrence of any Event of Default under this Note, the Holder shall be entitled to exercise its rights with respect to the Pledge, including the exercise of any and all rights and remedies available to the Holder as a secured party under applicable laws.

Termination; Release. This Note and the security interest in the Shares created hereby and under any other document entered into in connection with this Note, shall terminate automatically when either (i) all of the outstanding Obligations (other than inchoate or contingent obligations as to which no claim has been asserted hereunder) have been indefeasibly paid in full in cash, or (ii) the completion of the Transfer (as defined below).

Article V. REPRESENTATIONS AND WARRANTIES; FORGIVENESS OF OUSTANDING BALANCE.

Representations and Warranties. By Holder’s acceptance of this Note, the Borrower hereby represents and warrants to the Holder that, as of the date hereof:

Each of the representations and warranties set forth in Section 4 of the Purchase Agreement are incorporated in and made part of this Note mutatis mutandis, with the same force and effect as if directly restated herein in their entirety.

Forgiveness of Outstanding Balance. In the event that the transfer of the Shares pursuant to the Purchase Agreement is completed (the “Transfer”), and provided that (i) such Transfer has been completed in full and (ii) Holder has received good and marketable title to all 78,750 Shares free and clear of all liens, claims, and encumbrances, then the aggregate outstanding principal amount of the Loan together with all accrued and unpaid interest thereon in excess of the Minimum Interest Amount (as defined below) will be forgiven in full immediately as of such Transfer. Notwithstanding the foregoing, in no event shall the forgiveness of interest reduce the total interest payable to Holder below an amount equal to sixty (60) days of interest accrued on the Original Issuance Amount at the Stated Interest Rate (the “Minimum Interest Amount”), which Minimum Interest Amount shall be payable by Borrower to Holder in immediately available funds on or before the date of the Transfer.

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Article VI. DEFAULT.

Events of Default. Each of the following shall constitute an “Event of Default”:

Failure to Pay or Perform. Any payment of principal, interest or other amounts payable hereunder is not paid in full when due.

Bankruptcy.

Borrower (i) applies for or consents to the appointment of a receiver, trustee or liquidator of such person, as the case may be, or of all or a substantial part of its assets, (ii) files a voluntary petition in bankruptcy, or admits in writing its inability to pay its debts as they come due, (iii) makes an assignment for the benefit of creditors, (iv) files a petition or an answer seeking a reorganization or an arrangement with creditors or seeking to take advantage of any insolvency law, (v) performs any other act of bankruptcy, or (vi) files an answer admitting the material allegations of a petition filed against such Person in any bankruptcy, reorganization or insolvency proceeding; or

If (i) an order, judgment or decree is entered by any court of competent jurisdiction adjudicating Borrower as bankrupt or an insolvent, or approving a receiver, trustee or liquidator of such person or of all or a substantial part of its assets, or (ii) there otherwise commences with respect to Borrower, or any of its respective assets any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or like law or statute, and if such order, judgment, decree or proceeding continues unstayed for any period of sixty (60) consecutive days after the expiration of any stay thereof.

Failure to Observe Covenants. Borrower fails to observe any condition, obligation or agreement under this Note (other than such failures and defaults constituting an Event of Default pursuant to other provisions of this Section 6.1) or any other agreement, instrument or document executed in connection herewith (collectively the “Note Documents”) and as to any such default that can be cured, has failed to cure the default within fifteen (15) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the fifteen (15) day period or cannot after diligent attempts by Borrower be cured within such fifteen (15) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which, when taken together with the original fifteen (15) day cure period, shall not in any case exceed thirty (30) days in the aggregate) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Loans shall be made during such cure period).

Invalidation of Note. At any time after the execution and delivery of this Note and the other Note Documents, (i) this Note or any Note document ceases to be in full force and effect, or shall be declared null and void or (ii) Borrower or any affiliate thereof shall contest in writing the validity or enforceability of this Note or any other Note Document in writing or deny in writing that it has any further liability.

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Failure to Complete Transfer. The Transfer of the Shares as contemplated under the Purchase Agreement has not been completed Before September 10, 2026 (the “Transfer Deadline”), for any reason whatsoever, including but not limited to any legal, regulatory, statutory, or corporate restriction on the transfer of the Shares under applicable law (including Polish law) or the articles of association or governing statute of Diagnosis S.A. Upon the occurrence of this Event of Default, all outstanding Obligations shall become immediately due and payable.

Cross-Default with Purchase Agreement. Any material breach by Borrower of any representation, warranty, covenant, or obligation under the Purchase Agreement shall constitute an Event of Default under this Note.

Remedies. Upon the occurrence and during the continuance of any Event of Default, Holder may:

declare all or any portion of the unpaid Loan, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower; and/or exercise all rights and remedies available to it under this Note or applicable law, including, without limitation, foreclosing on the Shares provided hereunder; provided, however, that upon the occurrence of any event specified in Section 6.1.2 above, the unpaid Loan and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Holder. Borrower hereby waives, to the fullest extent permitted by applicable law, diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or the payment of any portion of the Loan or interest hereunder, may be extended from time to time, without in any way affecting the liability of Borrower hereunder.

Article VII. [RESERVED].

Article VIII. APPLICATION OF PAYMENTS. In addition to any other rights, options and remedies Holder has at law or in equity, all amounts collected or received pursuant to this Note shall be applied by Holder to satisfy the Obligations as follows: (i) first, to pay interest due in respect of the outstanding Loan until paid in full, (ii) second, to pay the outstanding principal balance of the Loan until the Loan is paid in full, (iii) third, to pay any other Obligations AND (iv) fourth, to the Borrower or such other Person entitled thereto under applicable law.

Article IX. GENERAL.

Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by electronic mail, hand or overnight courier service, mailed by certified or registered mail, to Borrower or Holder at its address as set forth on Schedule I. Notices sent by electronic mail, hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received.

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Applicable Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). Any dispute, action, or proceeding arising out of or relating to this Note or the transactions contemplated hereby shall be adjudicated exclusively in the state or federal courts sitting in the State of Delaware, and each party hereby irrevocably consents to the personal jurisdiction and venue of such courts and waives any objection to the laying of venue of any such proceeding in such courts.

Waiver of Jury Trial. FOR THE AVOIDANCE OF DOUBT, BORROWER AND HOLDER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

Headings. The headings of the Sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference and shall not be considered in construing their contents.

Severability. No determination by any court, governmental body or otherwise that any provision of this Note or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other such provision or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by and shall be construed wherever possible as being consistent with, applicable Law.

No Waiver. Holder shall not be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing. No delay or omission by Holder in exercising any such right (and no allowance by Holder to Borrower of an opportunity to cure a default in performing its obligations hereunder) shall be deemed a waiver of its future exercise. No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right. Further, acceptance by Holder of all or any portion of any sum payable under, or partial performance of any covenant of, this Note, whether before, on, or after the due date of such payment or performance, shall not be a waiver of Holder’s right either to require prompt and full payment and performance when due of all other sums payable or obligations due thereunder or hereunder or to exercise any of Holder’s rights and remedies hereunder or thereunder.

Interest Limitation. Notwithstanding anything to the contrary contained herein, the effective rate of interest on the Obligations shall not exceed the lawful maximum rate of interest permitted to be paid in the State of Delaware. If the interest charged under this Note results in an effective rate of interest higher than that lawfully permitted to be paid, then such charges shall be reduced by the least amount necessary to result in a permissible effective rate of interest and any amount which would exceed the highest lawful rate already received and held by Holder shall be applied to a reduction of principal and not to the payment of interest. Borrower agrees that for the purpose of determining highest rate permitted by law, any non-principal payment shall be deemed, to the extent permitted by law, to be an expense, fee or premium rather than interest.

Modification. This Note may be modified, amended, discharged or waived only by an agreement in writing signed by both parties.

Relationship. Borrower and Holder intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Note shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between Borrower and Holder.

Successors and Assigns Bound. The obligations set forth in this Note shall be binding upon Borrower and its successors and assigns. Each party to this Note may not assign or transfer any of its rights, interest, benefits or obligations under this Note without the prior written consent of the other party.

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IN WITNESS WHEREOF, Borrower has duly executed and delivered this Note, or caused it to be duly executed and delivered on its behalf by its duly authorized representatives, on the day and year first above written.

BIOMERICA, INC.

By:
Name:	Allen Barbieri
Title:	Executive Vice Chairman

Holder accepts and agrees to the foregoing
Note as of the date
first written above.

ZACK IRANI (AKA / IZHAK COHEN)

By:
Name:	Zack Irani
Title:	Note Holder
Date:

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Schedule I

Notices

If to Holder:	Zack Irani
17571 Von Karman Ave
Irvine, CA 92614

zirani@biomerica.com
949-903-3339

If to Borrower:	Allen Barbieri
17571 Von Karman Ave
Irvine, CA 92614

abarbieri@biomerica.com
949-500-0023

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